                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------
                                    FORM 8-A
          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                            KIMCO REALTY CORPORATION
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Maryland                                     13-2744380
        -----------                                 --------------
(State of incorporation or                  (IRS employer identification no.)
     organization)

   3333 New Hyde Park Road                              11042
   New Hyde Park, New York                            (zip code)
(Address of principal executive
         offices)


Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of each exchange on which each
Title of each class to be so registered           class is to be registered
---------------------------------------      -----------------------------------
 Class F Depositary Shares, each of
 which represents a one-tenth fractional           New York Stock Exchange
  interest in a share of 6.65% Class F
  Cumulative Redeemable Preferred
Stock, liquidation preference $250.00 per share, of the Registrant



         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|


         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|


         Securities Act registration statement file number to which this form relates: 333-59970.

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1.  Description of Registrant's Securities to be Registered.

         Kimco Realty Corporation (the "Registrant") registers hereunder its Class F Cumulative Redeemable Preferred Stock (the "Preferred Stock") and the depositary shares representing the Preferred Stock (the "Depositary Shares"). The sections entitled "Description of Preferred Stock", found on page 18 of the prospectus (the "Prospectus") forming part of the Registrant's Registration Statement on Form S-3 (File No. 333-59970) and "Description of Depositary Shares", found on page 26 of the Prospectus are incorporated herein by reference. The section captioned "Description of Class F Preferred Stock and Depositary Shares" found on page S-14 of the Registrant's prospectus supplement, dated May 7, 2003 filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended and forming a part of the S-3 Registration Statement, is also incorporated herein by reference.

Item 2.  Exhibits.

         The following exhibits are incorporated by reference in this Registration Statement.

                   99(a)      Form of Deposit Agreement
                              (Incorporated by reference to
                              Exhibit 4(i) included in the S-3
                              Registration Statement).

                   99(b) Articles Supplementary of Kimco Realty Corporation relating to the 6.65%
                              Class F Cumulative Redeemable
                              Preferred Stock, $1.00 par value
                              per share. (Filed herewith.)

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  KIMCO REALTY CORPORATION
                                  (Registrant)


                                  /s/ Michael V. Pappagallo
                                  -------------------------------------
                                  By: Michael V. Pappagallo
                                  Chief Financial Officer


June 3, 2003